Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 30, 2011, with respect to the financial statements and supplemental schedules included in the Annual Report of the Colgate-Palmolive de Puerto Rico, Inc. PR Savings and Investment Plan on Form 11-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Colgate-Palmolive Company on Form S-8 (File No. 333-132038, effective February 24, 2006).

/ s/ GRANT THORNTON LLP
New York, New York
June 30, 2011